Exhibit 1.1

OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 1


                               CORPORATE BY-LAWS
                              CEMEX, S.A. DE C.V.

         ARTICLE 1. The company is an anonymous corporation of commercial nature, and shall be named "CEMEX", and this name shall always be followed by the words "Sociedad Anonima de Capital Variable" or their abbreviation, "S.A. de C.V."

         ARTICLE 2. The purpose of the company shall be: I. The industrial production and commercial operation of Portland cement; II. The industrial production and commercial operation of a similar product to Portland cement, or related in any way to the production or sale of Portland cement; III. The commercial operation of clay, rocks, sands and similar substances located in the properties of the Company, or in any other place in which the Company has rights over such properties; IV. To carry on with related operations to the purposes listed above, or that directly or indirectly may favor their performance; V. To acquire by purchase, contribution, exchange, lease or otherwise, machinery, tools, equipment, constructions materials, land, etc., when necessary or convenient for the most ample


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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 2



development and benefit of the Company, or that directly or indirectly may achieve its corporate purpose without limitation; the Company may organize or install other industrial plants in any place, to acquire or subscribe shares, and to participate in the capital or management of other companies engaged in similar or different activities than the ones listed in sections I, II, III and IV of this article; VI. The corporation in which Cemex, S.A. de C.V. participates in the majority of shares or equity interest, may not, directly or indirect, invest in shares of such company, nor in any other company if the holding company is a shareholder of such company; VII. The issuance, endorsement, aval or in any way the subscription of negotiable instruments and the performance of any kind of operations related to such instruments; VIII. To guarantee, bond or in general to guarantee with any kind of liens, including pledge or mortgage, obligations of its own or from third parties, with or without compensation, and consequently, to subscribe negotiable instruments, agreements and other documents that are necessary to perfect such guarantees.


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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 3



         ARTICLE 3. The domicile of the company is the city of Monterrey, Nuevo Leon, Mexico, and the Company may establish branches or offices in any other place within the Mexican Republic or abroad as determined by the Board of Directors.

         ARTICLE 4. The duration of the company shall be for a term beginning from May 28, twenty-eight, 1920, one thousand nine hundred twenty, and shall conclude May 27, twenty-seven, 2100, twenty-one hundred.

         ARTICLE 5. The company is Mexican. Any foreigner, that at the time of incorporation of the company or thereafter acquires a participation or becomes the owner of one or more shares of the company shall be considered as Mexican with respect to that participation or ownership, and may not invoke the protection of its own government. Failure to comply with the foregoing paragraph may result in the forfeiture of such participation or ownership in favor of the Mexican State. The text of this article shall be transcribed in its entirely in the stock certificates or provisional stock certificates representing equity participation in the

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 4


Company. The Company obtained from the Secretary of Foreign Relations the approval number 267, two hundred sixty seven, issued as of February 4, four, 1927, one thousand nine hundred twenty seven, further to the Organic Law of
Section I of Article 27 of the Constitution and its Regulations.

         ARTICLE 6. The corporate capital of the company shall be variable. The Minimum Fixed, not redeemable, part of such capital shall be the amount of $36,300,000.00 (thirty six million three hundred and 00/100 Mexican Pesos), represented by 3,267,000,000 (three thousand two hundred sixty seven million) common, nominative shares, without par value, and the Variable Capital, which is subject to redemption, shall never exceed an amount equal to ten times the Minimum Fixed Capital. The Common Corporate Stock, as well as the capital represented by class stock, whether in the fixed or the variable part, shall be represented by Series of Nominative Shares without par value, together with their respective sub-series. Each time these By-laws make reference to a particular Series, either fixed or variable capital, shall be intended to making reference to the Sub-series issued, and shall be identified with the same letter

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 5



that identify the Series and a number beginning with number 1 (one) and so on, as the case may be.

         The Common Capital Stock shall be represented by two Series, the Fixed Part as well as the Variable Part. The Series "A" shall represent at least the (64%) sixty-four percent of the common capital stock, and the Series "B", or of unrestricted subscription, shall represent a maximum of (36%) thirty-six percent of such capital. In the event of class shares, unless an approval to consider them as neutral investment further to the Foreign Investment Law, the capital stock represented by this kind of shares shall also be for a minimum of (64%) sixty-four percent, subject to the same holding restrictions than the series "A" common stock. The common stock, in the fixed part, shall be represented by 3,267,000,000 (three thousand two hundred and sixty seven million) shares, out of which 2,178,000,000 (two thousand one hundred and seventy-eight million) correspond to the Series "A", and 1,089,000,000 (one thousand eighty-nine million) correspond to the Series "B". All the shares of stock that form the capital stock of the Company, except for the holdings restrictions for each Series and the portion of the

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 6



capital stock that such shares represent, shall entitle to their holders the same rights and duties. At all times, directly or indirectly, the Series "A" shares may not be acquired by: (i) foreign individuals or corporations, or Mexican corporations without foreign exclusion clause, provided that such clause shall be included in their corporate by-laws of the acquirer, as well as in the by-laws of a company or partnership that participates in the corporate capital of such acquirer; (ii) by groups, units or associations that admit foreigners or that are foreign; (iii) by foreign governments or sovereign foreign entities. Class stock may be acquired further to the terms and conditions set forth by the shareholders meeting authorizing the respective issuance. In the event of a violation of these restrictions, the acquisition shall be void and the Company shall not recognize the acquirer as title owner, and such person shall not exercise their corporate rights associated to the shares.

         For purposes of these by-laws, "Class Shares" shall mean the shares not entitled to vote, as well as the shares with limited corporate rights, and the shares with restrictive voting rights.

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 7


         ARTICLE 7. I. The Company may acquire Shares representing capital stock of the Company. The acquisition shall be done in accordance to the following: (a) through the Stock Exchanges in which the shares are traded; (b) against Company's net worth while such shares belong to the Company; (c) in the event such shares are converted into treasury shares, the corresponding capital stock reduction shall be performed, and such conversion or reduction of capital shall require no action or resolution from the Shareholders Meeting; (d) the Ordinary Shareholders Meeting shall expressly resolve, for each fiscal year, the maximum amount of resources to be used for the acquisition of Shares. The sum of the resources to be used for such purposes, shall never exceed the net profits of the company, including the undistributed profits, as determined in the financial statements approved by the Ordinary Shareholders Meeting; (e) while such Shares belong to the Company, such Shares can not be represented during Shareholders Meeting of any class; and (f) the Shares, including the Treasury Shares referred to in this article, acquired by the Company, notwithstanding the provisions set forth in the General Law of Commercial

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 8



Companies, may be placed among public investors, and the corresponding capital stock increase shall need no action or resolution from the Shareholders Meeting or the Board of Directors with respect to their placement. II.- Any Shareholder, Holder or group of shareholders or holders which by any act, agreement, contract or arrangement should act together, intending to acquire, purchase, encumber or affect in any way shares or rights that are vested on such shares in their capacity of Holder with respect to their Shares, representing 2% of the Capital Stock, regardless if such acts or transactions are made directly or indirectly, in one or several transactions, simultaneous or successive or otherwise, shall obtain the prior approval from the Board of Directors of the Company, and the Board shall resolve the request within 90 (ninety) calendar days from the date of the approval request, which request shall be addressed to the Chairman or Secretary of the Board of Directors. If the Board of Directors denies approval, it shall designate one or more buyers for the Shares, and such buyers shall pay to the Shareholders or Holders the corresponding price, which shall be equal to the average purchase price in the Mexican Stock Exchange during the ten days prior to the date of the

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 9


transaction, provided that there were transactions in the Mexican Stock Exchange. In the event that the Board grants the approval, the transaction shall be completed within the 10 business days following the date in which the Board of Directors notified its resolution; otherwise the approval shall become void. III. In order to acquire Title of Shares representing 20% or more of the capital stock of the Company, it shall be required the approval of the Board of Directors of the Company, which shall be granted before the consummation of the transaction, public offer, or act that may trigger the obtaining of or exceeding such percentage; and the Board of Directors shall resolve within the 90 (ninety) calendar days following the date of the approval request addressed to the Chairman or the Secretary of the Board of Directors. If the Board of Directors approval is obtained, the holder or holders, Shareholder or Shareholders or the Purchaser or Purchasers intending to acquire Title over Shares that represent or exceed such percentage, shall be obligated to make a public offer to purchase all the Shares of common stock outstanding of the Company. IV.- In the event that the requirements set forth in sections (II) and (III) are not met, the Holders shall not exercise the

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 10



corporate rights vested on the shares, and such shares shall not be taken into account to determine a quorum for purposes of shareholders meetings, and the Company shall refrain from recording such Holders in the Shareholders Ledger referred to in the General Law of Commercial Companies, and the registry kept by the Securities Depositary Institution shall be ineffective.

         To determine if the percentage referred to in section III above is obtained or exceeded, it will be grouped the following Shares, in addition to the Shares of the persons participating in any way, or owned by the persons that act together by virtue of any act, agreements, contract in the transaction, act, agreement, public offer or agreement that triggered or caused the events described in such section (such participant or participants, an "Acquirer", as the case requires singular or plural): (i) the ones intended to be acquired; (ii) the ones held by entities in which the Acquirer, or the persons referred to in section (iv) have direct or indirect participation, or with whom the Acquirer or the persons listed in section (iv) have an arrangement, agreement or contract, either directly or indirectly, by

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 11



virtue of which they can influence the exercise of rights of such entities by virtue of their Holdings; (iii) the ones held by means of a Trust or similar structures under other jurisdiction, in which trust or structures participate the Acquirer, the relatives referred to in section (iv) or any person acting on the account of, or by virtue of an agreement, contract with the Acquire or said relatives; (iv) the ones held by relatives up top the second degree (by blood or by law) in straight line or cross line (including the adopted persons or persons under custody) of the Acquirer; and (v) the ones held by individuals by virtue of a mandate (of any kind) or by any other act, agreement or contract with the Acquirer or by any persons listed in section
(ii) or (iv), or with respect any such persons may influence or determine the exercise of rights or authority corresponding to such Holdings. Any reference to "Acquirer", in the event they are more than one, shall be construed, as including the plural, and the text shall be adapted accordingly if context so requires.

         For purposes of the provisions contained in these By-laws: (i) Each time reference is made to "Shares" (including

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 12



the plural or singular) shall be construed as the shares representing capital stock of the Company, and in the case of the Ordinary Participation Certificates or any other security (including receipts or similar documents) issued or to be issued with reference to the Shares, including any type of securities, depositary receipts o similar documents issued based on such Certificates or other securities, the reference shall apply to the shares representing Capital Stock of the Company referred by said certificates or securities; (ii) the limitations to the transfer, encumbrance or acquisition of portions of the capital stock of the Company referred to in this article, shall be construed as extensive to the certificates or securities mentioned herein; and (iii) "Holdings" (including references to "Holder") shall mean with respect to Shares, having any kind of (directly or indirectly) property (even in the event of usufruct, as owner subject to a usufruct or usufructuary, by a loan as lender or debtor; borrowing of securities, as granting or receiving such borrowing; or pledge, as pledgor or pledgee); possession; fiduciary property or rights derived from trusts or similar structures under other jurisdictions; the right to exercise, or to determine the exercise of, any shareholder

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 13



right, or the right to determine the sale, transfer or otherwise to affect or encumber the Shares or the rights vested in such shares, or to determine the application, or to have the rights to receive the benefits or proceeds of the sale, transfer or encumbrance of the shares, or the rights vested in such shares.

         In the event of Trusts established by the Company, for the issuance of Ordinary Participation Certificates to be placed among the public investors, the fiduciary institution shall not be bound to the provisions of this article and the provisions of Article 10 (ten).

         ARTICLE 8. To increase, reduce the Capital Stock or to redeem outstanding shares with distributable earnings, with the exception of the provisions of Article 7 of these By-laws and the exercise of Redemption Rights, in the event of variable capital, it shall be proceeded as follows:
The capital stock in the fixed not redeemable part shall only be increased or decreased by resolution of the General Extraordinary Shareholders Meeting, and such meeting shall also approve the amortization of the shares with

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 14



distributable earnings and the modifications in the limits of the variable capital. The capital stock in the variable part may be increased or decreased by a resolution of the ordinary Shareholders Meeting, and the amortization of shares outstanding representing such variable part shall be accomplished with distributable earnings; in the event of capital increases in the variable part, the Shareholders Meeting may delegate to the Board of Directors the terms and conditions under the which the issuance, payment and subscription of the new shares shall take place, and such shares once they are issued but are unsubscribed shall remain as Treasury Shares. In the event of a capital stock reduction in the variable part, the Board of Directors, in compliance with the applicable legal provisions, shall be entitled to set forth the terms and conditions for its implementation. The amortization of shares with distributable earnings shall be done further to the provisions of the General Law of Commercial Companies.

         In accordance with the provisions of the Securities Market Law and further to the requirements established by the Nationals Securities Commission, the Company may increase its

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 15



capital stock by issuing non-voting shares, as well as shares with limited corporate rights, and shares with restricted voting rights. The issuance of these kinds of shares shall not exceed the percentage of Capital Stock set forth by the National Securities Commission or the Securities Market Law, and may represent the fixed part or the variable part of the capital stock.

         The non-voting shares shall not be counted to determine the attendance and voting quorums during Shareholders Meetings, meanwhile shares with limited corporate rights and shares with restricted voting rights shall be counted to determine attendance and voting quorums only in the shareholders meetings held to discuss items in which they are entitled to vote.

         The Class Shares that may be issued shall form one or more Series and their respective Sub-series, each Series shall be identified by two alphabet letters, one of which shall be the letter "A", the "B" or the "N", respectively, and further to the holdings restrictions set forth in Article 6 of these By-laws regarding the Series "A", Common Stock; or

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 16



unrestricted common stock as described in Article 6 for the Series "B", or if they are considered as neutral investment and unrestricted shares shall be identified with the letter "N", adding a progressive number for each Sub series issued.

         In the event of capital stock increases, except in the case of offerings of previously repurchased shares by the Company and in the event of a waiver of preemptive rights to perfect a public offering further to the terms of the Securities Market Law, the holders of shares of stock of the Company shall have the preferential right to subscribe, in proportion of their holdings, the shares issued. The proportion shall be determined considering only the capital stock outstanding. This preemptive right may only be exercised with respect of shares of the same kind or class that the shareholder owns and within the 15 (fifteen) days following the publication of the resolutions of the shareholders meeting; the publication shall be done through the means set fort on these by-laws for the calls to the shareholders meetings. For purposes of this section, "Public Offer" shall mean an offer addressed to one or more groups of

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 17



undetermined but identified persons in base of one or more common characteristics.

         The Shareholders shall have the right to receive the shares issued as a result of capitalization of reserves or earnings, provided that if for such concepts are issued, all the shares of capital stock outstanding shall be entitled to receive shares. The Shareholders Meeting shall determine the nature or the class of shares that shall represent the capital stock increases as a result of capitalization of reserves or earnings, and only the holders of common stock or class stock, as the case may be, shall have the right to receive the shares issued in proportion to their holdings.

         The Company may issue unsubscribed shares to conduct an offering among Public Investors, and shall keep such shares in custody in an Authorized Depositary Institution in accordance with the provisions of the Securities Market Law.

         The outstanding shares representing the Variable Part of the Capital Stock shall have redeemable rights, which shall be exercised further to the terms set forth in the

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 18



General Law of Commercial Companies, with the following conditions: The redemption price that the Company shall pay to its shareholders shall be equal to the lesser value of: a).- the 95% of the quoted price for the shares, obtained as an average of the stock operations traded during the thirty days prior to the redemption date; or b).- the book value of the shares of the Company, as determined in the most recent financial statements as of the close of the fiscal year in which the redemption shall take place, which financials shall be approved by the General Shareholders Meeting. Payment of the redemption price shall be payable by the Company beginning the following day following the date of the shareholders meeting that approved the financial statements.

         The Company shall keep a Book, which shall be authorized by the Chairman of the Secretary of the Company or by any other officer authorized for such purposes. In such Book shall be recorded the Increases or Reductions if the Capital Stock in the Variable Part.

         ARTICLE 9. The certificates representing the shares of stock, whether provisional certificates or the definitive

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 19



certificates, shall comply with the requirements set forth in the General Law of Commercial Companies, Articles 5, 7 (with respect to the restrictions to transfer Shares or to acquire significant amounts of the capital stock), the last two paragraphs of article 8, and 10 regarding to the obligation to notify and to keep a record of material holdings, and shall contain the authentic signatures of either two directors appointed by the Board of Directors (or one Director and the Secretary if not a member of the Board); the Chairman and the Secretary of the Board of Directors may use facsimile signatures in accordance with the provisions of the General Law of Commercial Companies, and shall bear coupons for the exercise of pre-emptive and dividends rights. The Board of Directors shall determine the number of shares covered by each certificate, the coupons to be affixed to them.

         ARTICLE 10. The Company shall have a shareholder ledger containing:
a).- The name, nationality and the domicile of the Shareholder, and an indication of the shares owned by such shareholder, indicating the numbers, series, classes and other related information; b) Indications

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 20



regarding payments of the shares; c) Pledges over Shares and rights affecting the title and transfer made pursuant to the General Law of Commercial Companies, and the second paragraph of Article 7 of these by-laws. The Shareholders Ledger shall be signed by the Chairman or by the Secretary of the Board of Directors, or by any other officer specifically appointed by the Board of Directors for such purposes. The Company shall consider as the holder of the Shares the person appearing in the Shareholder Ledger referred to in this article. For such purposes, the Company shall record at the request of any holder, the transfers, limitations or encumbrances affecting the shares. In the event that the Shares are deposited in one of the approved Securities Depositary Institutions pursuant to the Securities Market Law, transfer of deposited Shares shall be made in accordance to the provisions of said law. In addition, if someone becomes a Holder of Shares representing the following percentages (or if they exceed such percentages), shall inform the Company within 5 (five) business days after they obtain, reach or exceed the holding of 5%, 10%, 15% and 20%, respectively.

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 21



         For the purposes described in this article, the provisions regarding the grouping of shares contained in Article 7, section III shall apply.

         The obligation described in this article regarding the notice of a significant share ownership shall be applicable to all persons (individually or as a group) with respect to whom the shares are grouped.

         In the notice sent to the Company, such notice shall indicate the name of the person or persons holding title and the rights acquired, the information regarding the approval of the Board of Directors as set forth in
Article 7 (Seven) of these by-laws, and the information to identify the persons in which such shares should be grouped.

         In the event the provisions of this article regarding the notice to the Company are not complied, the corresponding Shares shall not be represented during Shareholder Meetings.

         The Company shall have a Significant Holdings Ledger, in which the Company shall record the names, nationality and

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 22



domicile of the persons under which the shares or certificates are issued, the relationship, agreement or contract between such persons, and any other information to verify the strict compliance with these by-laws. Only the persons appearing in such ledger shall be entitled to represent their respective Shares during Shareholders Meetings. If these provisions are not complied, the Company shall not record the transactions, and the transactions made shall have no legal effect before the Company.

         ARTICLE 11. The General Shareholders Meeting shall be the supreme power of the Company, and the Meeting may resolve or ratify any and all acts of the Company. Its authority shall have limited only to the extent of applicable law and these By-laws.

         In the event that the Capital Stock of the Company, in addition to the Common, ordinary shares, was represented by shares of other classes, any action that may affect the rights conferred to the holders of such classes of stock, shall be accepted previously by the affected class shares gathered in Special Assembly, in which it will be required

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 23


an attendance and voting quorum as set forth for the Extraordinary Meetings, and shall be calculated with reference to the total amount of the shares of the respective class.

         The class shareholders meetings shall gather in the corporate domicile an the provisions set forth in articles 13, 14 and 15 of these By-laws shall apply, and shall be presided by the shareholder appointed by the attending shareholders, and the Secretary of the Company shall act as secretary, and in the event of his absence, the secretary shall be the person appointed by the attending shareholders.

         ARTICLE 12. Ordinary Shareholders Meetings shall gathered at least once a year at the corporate domicile, in the date determined by the Board of Directors within the first four months following the end of each fiscal year. The Ordinary Shareholders Meeting shall also resolve the items referred in
Article 181 of the General Law of Commercial Companies, and shall present to the Shareholders the report referred to in the general statement of Article 172 of the General Law of Commercial Companies, regarding the fiscal

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 24



year immediately preceding of the company or companies that the Company is the majority shareholder, when the value of the investment in each of them exceeds 20% of the net worth, in accordance with the most recent financial statements of the holding company as of the end of the corresponding fiscal year, and shall gather at any time when called further to the provisions of these by-laws. Extraordinary Shareholders Meetings shall gather at any time they are called.

         ARTICLE 13. The call for the General Ordinary or Extraordinary Shareholders Meetings shall be made by the Board of Directors or by the Statutory Auditors, regardless of the rights conferred by law to the shareholders to obtained a call made by the court. The call shall be made by means of a publication in the State's Official Newspaper or in any of the newspaper of wide distribution within the corporate domicile, with at least 15 days before the date of the meeting. The call shall include the place, date and hour for the meeting and shall contain the Agenda for the Meeting. If all the shares of stock outstanding are represented and such circumstance extends to the time of the vote, a meeting may be conducted without need of a call. If the required

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 25



quorum is not met, minutes shall be prepared and shall attest such circumstance, and shall be signed by the President, the Secretary, the attending Statutory Auditor and the appointed tellers, stating the date of publication of the call. In this event, a second call shall be published stating such fact, by a sole time, in the State's Official Newspaper or in any of the newspaper of wide distribution within the corporate domicile, with at least 15 days before the date of the meeting.

         The holders of voting Shares, including the limited voting or restricted voting shares, representing at least 10% (ten percent) of the Capital Stock issued and outstanding, shall be entitled to request a call of the General Shareholders Meeting in accordance with the provisions of the General Law of Commercial Companies and these By-laws.

         Beginning from the publication of the Call to the Shareholders Meeting, all the documents and related documentation for every item of the Agenda shall be made immediately available and without cost to the shareholders.

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 26



         ARTICLE 14. To attend any Shareholders Meeting and to take part during such meetings, the shareholders shall deposit their shares in the Secretary of the Company, or in a credit institution or Institution for the Deposit of Securities through a broker in the securities market further to the Securities Market Law. The Certificate of Deposit shall be delivered to the Secretary at least with 48 hours in advance of the Meeting. In addition, it shall be necessary with respect to the Shares intended to be represented in the Meeting, the compliance with the provisions of Articles 7 and 10 of these By-laws. Upon the delivery of such Certificate, the list and the verification of compliance of Articles 7 and 10, the Secretary shall issue a record stating the status of shareholder and the number of shares represented. Such written record shall authorize the person in favor of whom it was issued to attend the meeting. The deposited shares or the Certificates shall be returned to the shareholders until the termination of the meeting and upon delivery of the written record issued by the Secretary of the Company. The Secretary shall make available to the appointed Tellers the documentation referred in this section, in order for them to

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 27



prepare the list of attending shareholders with voting rights.

         ARTICLE 15. Any shareholder shall be entitled to attend the General Shareholders Meeting personally or by means of a General or Special Attorney-in-fact. In this last event, the special attorney-in-fact shall evidence its legal capacity by means of a Proxy prepared in accordance with the formats prepared by the Company and made available to the shareholders, including the brokers in the Securities Market, during the term set forth in
Article 173 of the Securities Market Law. The proxy formats shall contain the following requirements: (a) to establish in a clear manner the name of the Company, the Agenda for the Meeting, which shall not include a "General Matters" item the items referred to in Articles 181 and 182 of the General Law of Commercial Companies, and b) it shall contain a space for the instructions to be issued by the shareholders granting the authority.

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 28



         The Secretary of the Board of Directors shall verify the compliance of this Article and shall inform the Meeting in this respect.

         ARTICLE 16. For the Ordinary Shareholders Meeting to be considered legally installed by virtue of the first call, it shall be represented at least 50% (fifty percent) of the capital stock outstanding. In the event of a second call, the Ordinary Shareholders Meeting shall be legally installed irrespective of the number of shares represented. For the Extraordinary Shareholders Meeting to be considered legally installed by virtue of a first call, it shall be represented at least three quarters of the capital stock outstanding. In the event of a second call, the Extraordinary Shareholders Meeting shall be installed if at least 50% of the voting shares representing the capital stock outstanding are represented.

         ARTICLE 17. The meeting shall be presided by the Chairman of the Board of Directors or by the person covering its absences, or in their absence by the individual appointed by the absolute majority of attending shareholders. The

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 29



Secretary of the Meeting shall be the Secretary of the Board of Directors, and in his absence, it shall be the individual appointed by the absolute majority of attending shareholders. Voting shall be economic, unless the shareholders representing at least 20% of the capital stock request to be by certificate. The President of the Meeting shall appoint two (2) tellers, and such designation may be made in writing upon the publication of the call. In the event of absences of the Tellers, a new appointed may be made. The attending Tellers shall certify, based on the documentation made available to them and the attendance list prepared for such purposes the number of shares represented. If for any reason all the items contained in the Agenda are not discussed during the time of the meeting, the remaining items of the Agenda may be discussed in following days until all the items are covered.

         The Holders of voting Shares, including the limited voting or restricted voting shares, duly represented during a Shareholders Meeting and representing at least 10% (ten percent) of the Capital Stock outstanding, shall be entitled to request the adjournment in the voting of an item in which

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 30



they considered themselves as not sufficiently informed, in accordance with the applicable provisions of the General Law of Commercial Companies.

         ARTICLE 18. During Shareholders Meetings, each share of common stock shall be entitled to one vote. This principle shall be subject to the applicable legal provisions and the provisions of these by-laws, and shall have as exceptions the shares repurchased by the Company referred to in the first paragraph of article 7 and the shares without voting rights, as well as the shares with limited voting rights, and the shares with restricted voting rights further to the Securities Market Law and the shareholders meeting that approved the issuance of such shares. During Ordinary Shareholders Meetings, resolutions shall be valid by simple majority of votes represented. In the event of Extraordinary Shareholders Meetings, resolutions shall be adopted by the favorable vote of at least 50% of the capital stock outstanding, except in the event of amendments to article 45, in which the previous consent issued by the Mexican National Securities and Banking Commission and the approval of (95%) ninety-five percent of the shares entitled to vote; and in

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 31



the event of amendments to the provisions of Articles 7 (except with respect to repurchase of Shares), 10 and 22, it shall be required approval of (75%) seventy-five percent of the shares entitled to vote. The Tellers shall be responsible to verify the compliance of these quorums. The Holders of voting Shares, including the limited voting or restricted voting shares, representing at least 20% (twenty percent) of the Capital Stock outstanding, shall be entitled to judicially object to the resolutions of the General Shareholders Meeting, with respect to the items in which they are entitled to vote, provided that the requirements set forth in the General Law of Commercial Companies are complied for such purposes.

         ARTICLE 19. Management of the Company shall be entrusted to a Board of Directors formed by a minimum number of 5 (five) members and a maximum of 20 (twenty) members, and at least 25% (twenty five percent) of such members (in the event of fractions rounded to immediately lower whole number) shall be independent directors in accordance to the definition set forth in the Securities Market Law. If determined by the respective shareholders meeting, such

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 32



meeting may appoint alternate directors. Alternate directors shall cover the temporary or permanent absences of the members of the board. The Shareholders Meeting shall appoint the Chairman of the Board of Directors, and such Meeting may also appoint the Secretary, which may not be a member of the Board. The members of the Board of Directors and their Alternates shall be in office until the persons designated by the Shareholders Meeting to substitute them take possession of the office. The alternate directors, in the order of their appointments, shall cover the absences of the directors; in the event that the number of the alternate directors is less than the number of directors, each alternate director shall cover the absences of the directors in such order, once designated the alternate directors, the procedure shall be repeated until each member of the board has it respective alternate. Consequently, alternate directors may cover absences of different members of the board, provided, however, that the Alternate Directors of the Independent Directors shall have the same character. The Directors shall be covered in their absences by the corresponding Alternate Director in accordance with their appointment.

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
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31, 2003.
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         ARTICLE 20. The members of the Board of Directors shall be appointed by the Ordinary Shareholders Meeting by majority vote. The shareholders that during a shareholder meeting represented a minority and dissented of the opinion of the majority shall have, provided that the number of shares that they represent is at least the percentage determined by the General Corporation Law, the right to appoint one Director, and its respective alternate, which shall only cover the absences of such minority Director. In this event, the minority shareholders shall abstain from taking part of the election of the Directors referred to in Article 19 (formerly 18) of the By-laws, limiting themselves to appoint by majority vote one Director and its Alternate.

         Any minority group of Shareholders holding restricted voting shares, other that the ones set forth in the General Law of Commercial Companies, or shares with limited voting shares as provided in such Law, representing at least 10% (ten percent) or more of the outstanding Capital Stock, in one or both classes of shares, shall have the right to appoint one Director and its respective alternate; in the absence of this minority designation, the holders of such

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 34


class of stock shall have the right to appoint 2 (two) Directors and their respective alternates, corresponding one Director to each class. In the second case, the appointments, as well as the removal or substitution of Directors shall be made during a Special Meeting; in the first case, removal of the minority director shall only take place when all remaining directors have been removed, except for the ones appointed during a Special Meeting.

         For purposes of the provisions of this Article, if minority directors are appointed or a Special Meeting is held for such purposes, the Board of Directors shall be increased with the number of appointed directors.

         ARTICLE 21. When the General Shareholders Meeting so determines, it may appoint a Honorary Chairman of the Company to honor a person that deserves to hold such position based on his merits.

         ARTICLE 22. The following individuals shall not be appointed as Directors or Examiners of the Company: a) the individuals that do not have the legal capacity to bind

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 35



themselves; b) individuals that are involved in bankruptcy procedures, and such procedure is not lifted, c) the individuals that the Company has outstanding or matured debts against them, and such obligations are not duly guaranteed.- d) Persons who (either continuous or otherwise) have held position or office in, or have been legal representatives in any way of, or have been shareholders (directly or indirectly) in 5% or more of the Capital Stock or net worth of, or have rendered any kind of services to: persons or entities (incorporated or not) (except such Companies in which CEMEX, S.A. de C.V. has a direct or indirect participation of at least 40% (forty percent) of theirs capital stock) engaged in the production or distribution of cement or its related products (persons or entities shall include the persons that are shareholders or otherwise participate in the management, directly or indirectly, of such person or entity engaged in such activities, as well as entities in which such persons are shareholders or directly or indirectly participate in their management); or e) persons that have participated in any act that constitutes a violation to these By-laws, applicable law or regulations. If any Director after their designation falls into any of the

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 36



events described above, shall cease in his function, and shall not act as directors again until a new election is made and provided the impediment has disappeared.

         ARTICLE 23. The Board of Directors shall gather in ordinary meeting at least once every three months. The Chairman, at least 25% (twenty-five percent) of the members of the Board, or any of the Statutory Auditors, shall be entitled to call a Board of Directors Meeting.

         It shall be validly installed a meeting of the Board of Directors with the presence of the majority of its members appointed by the Ordinary Shareholders Meeting, and the Board of Directors resolutions shall be valid if they are approved by an absolute majority of the attendant members. Minutes for every meeting shall be prepared which shall contained the items discussed and shall be signed by the President and the Secretary of the Meeting. The Board of Directors may adopt resolutions in lieu of a meeting. These resolutions shall be confirmed in writing.

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 37



         ARTICLE 24. The Chairman shall preside the Shareholders Meetings and the Board of Directors Meetings; the Chairman shall represent the Company before any authority or corporations; shall have the casting vote during Board of Directors Meetings in the event of a tie; shall watch out for the corporate operations and shall ensure compliance of these by-laws, the internal regulations and the resolutions adopted by the Shareholders and the Board of Directors. The Chairman shall be the executor of the resolutions of the Board, notwithstanding any authority granted to the Chief Executive Officer or the Manager appointed for such purposes. The member of the Board appointed by the Board shall cover the absences of the Chairman.

         ARTICLE 25. The Board shall appoint a Secretary, which may not be a Board member, and such appointment may be revoked at any time.

         ARTICLE 26. The Shareholder Meeting may establish the obligation to the members of the Board, Officers and Managers to guarantee the duly performance of their respective duties.

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 38



         The persons Holders of shares representing at least 15% (fifteen percent) of the Capital Stock outstanding, shall be entitled to directly start a civil responsibility action against the members of the Board, the Statutory Auditors or the members of the Auditing Committee, provided that the requirements set forth in the General Law of Commercial Companies are satisfied.

         ARTICLE 27. The Board of Directors shall have the following authority: a) To Manage the business and affairs of the Company with the most ample General Power for Management Acts, further to the terms set forth in the second paragraph of Article (2554) two thousand five hundred fifty four of the Civil Code for the Federal District in common matters and applicable in the whole Mexican Republic for federal matters, and its correlative article (2448) two thousand four hundred forty eight of the Civil Code of the State of Nuevo Leon,- b) General Power for Ownership Acts, further to the terms set forth in the third paragraph of Article (2554) two thousand five hundred fifty four of the Civil Code for the Federal District in common matters and applicable in the whole

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 39



Mexican Republic for federal matters, and its correlative article (2448) two thousand four hundred forty eight of the Civil Code of the State of Nuevo Leon, with the only limitation that the Board shall not have the authority to dispose of industrial units of the Company.- c) To represent the Company before any kind of administrative or judicial authority of the County, State or the Federation, as well as before any labor authority or otherwise, with all general and special powers which by law require a special clause according to law without any limitation, as provided for in the first paragraph of Article Articles (2554) two thousand five hundred fifty four of the Civil Code for the Federal District in common matters and applicable in the whole Mexican Republic for federal matters, and its correlative article (2448) two thousand four hundred forty eight of the Civil Code of the State of Nuevo Leon, and shall be empowered to participate in any kind of judicial proceedings, either Civil, Commercial, Tax, Administrative, Criminal or Labor, including Amparo proceedings, to follow such lawsuits and drop them if convenient for the Company; to file recourses against decision of authorities; to consent favorable rulings and appeal not favorable rulings; to present answers in any

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 40



lawsuits filed against the Company, to file and ratify accusations or complaints before criminal authorities, being empowered to establish the Company as co-party with the public prosecutor in criminal processes and grant pardon when applicable; d)- To issue and subscribe any kind of negotiable instruments in the name and stead of the Company, to contribute property, personal or real estate, to other companies and to subscribe shares of stock or other equity interest in companies.- e).- To grant avales, bonds or other guarantees, including pledge and mortgage, obligations of third parties, with or without consideration, and consequently to subscribe negotiable instruments, agreements and any other instrument to perfect such guarantees.-
f) To appoint the Chief Executive Officer, and shall be empowered to appoint Managers and Deputy as representatives of the Company as necessary.- g) To hire specially trained technicians or other companies, the rendering of services, as a consultant or employees.- h) To execute the resolutions adopted by the Shareholders Meeting, and in general, to carry on the acts and operations necessary or convenient for the corporate purposes of the Company, except the ones reserved by law to the Shareholders Meeting by law or otherwise

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 41



provided in these by-laws.- i) Further to the terms set forth in these by-laws, to authorize or deny approval for the transfer, encumbrance or to perform any act that restricts, encumber or otherwise transfer any rights or duties of the Shareholders, directly or indirectly, with respect to the Shares representing Capital Stock of the Company.

         The following authority of the Board of Directors to approve the following transactions shall not be subject of delegation: (a) transactions that are not in the ordinary course of business of the Company, that are being considered to enter into the Company and its shareholders, with persons that are part of the management of the Company or with persons that such individuals have patrimonial nexus, or otherwise have kinship (either by blood or by law) up to the second degree, the spouse or concubinary; (b) the purchase or sale of 10% (ten percent) or more of the total Assets of the Company; (c) the issuance of a warranty or avales for an amount exceeding 30% (thirty percent) of the total Assets of the Company, and (d) any other transaction that is different from the listed above that represents more than 1% (one percent) of the total Assets of the Company. For purposes of

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 42



sections (b), (c) and (d) above, reference shall be made to the value of the assets in accordance with the consolidated Financial Statements for the quarter immediately ended before the date of the corresponding approval.

         The members of the Board of Directors shall be responsible for the resolutions adopted further to the provisions of the last paragraph, except for the event set forth in Article 159 of the General Law of Commercial Companies.

         In addition, only the Board of Directors of the Company shall determine the direction of the vote of the Shares that are the property of the Company, representing a majority of the capital stock of such issuer company.

         The Board of Directors shall be entitled to delegate authority, except for the duties not subject to delegation in accordance to these by-laws, in favor of legal representatives, and such legal representatives shall be empowered to delegate once again the authority granted to them.

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
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31, 2003.
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         ARTICLE 28. The Chief Executive Officer shall be appointed by the
Board, and shall execute the resolution adopted by the Board, and shall hold the signature of the Company, and shall have the following duties and powers:
I.- To organize, manage and direct the personnel, the property and affairs of the Company further to the instructions of the Board of Directors, and to make collections and payments.- II.- To execute agreements, to execute negotiable instruments, and to guarantee them, and in general, to execute any kind of written instrument related to the above-referenced situations and to execute any acts necessary in the ordinary course of business.- III.- To establish the hiring and the removal of employees and to watch out for their performance.- IV.- To direct and to sign the correspondence of the Company.- V.- To grant and revoke special or general powers of attorney, granting authority deemed convenient, including substitution authority.- and VI.- To represent the Company before any kind of administrative or judicial authorities, Municipal, State, Federal or otherwise in the same extent as the powers of the

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 44



Board referred to in Article 26. The Board of Directors shall increase or reduce the powers of the Chief Executive Officer.

         ARTICLE 29. The Board of Directors may appoint Managers and Deputy Managers, which shall be under the direct orders of the Chief Executive Officer, and such officer shall distribute among them their corresponding duties, and the Managers and Deputy Managers shall have the corresponding corporate authority granted to them.

         ARTICLE 30. The Board of Directors may appoint, among its members, including the Secretary in the event the Secretary is not a member of the Board, one or more delegates to execute specific actions. The Secretary shall be authorized, in the event the Secretary is not a member of the Board, to sign in accordance to these by-laws, the provisional certificates of the share certificates representing shares of stock of the Company.

         ARTICLE 31. The Board of Directors during its first meeting shall appoint a consulting committee formed by four members of the Board, and shall remain in office for two

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 45



years. Resolutions of the committee shall be taken by a majority of its members.

         ARTICLE 32. The Board of Directors during its first meeting shall proceed to form an Auditing Committee, which shall be formed by the number of members of the Board determined by the Board of Directors, provided that the majority of appointed members are Independent and one of them, as determined by the Board, shall be the Chairman of the auditing committee. The secretary of the Auditing Committee shall be the Secretary of the Board of Directors.

         The Company shall keep a minute book to record the meetings of the Auditing Committee, which minutes shall be sighed by the Chairman and Secretary of the Committee.

         The Annual Report of the Auditing Committee shall be presented to the Ordinary Shareholders Meeting as required by the Securities Market Law.

         ARTICLE 33. The Auditing Committee shall have the following duties:
(a) to prepare an Annual Report of its

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 46



activities and shall submit such report to the Board of Directors; (b) to issue an opinion regarding the transactions referred to in section (a) of
Article 27 of these by-laws; and (c) to propose the Board of Directors to hire independent specialists in the event the committee deems it convenient, in order to obtain their opinion on the transactions referred to in section (b) above.

         The Auditing Committee shall meet as many times as necessary, and its meetings shall be called by the Chairman of the Board of Directors, a group representing 25 % (twenty-five percent) of the members of the Board, by any of the Statutory Auditors or by the Chairman of the Auditing Committee. The decisions shall be adopted by majority votes of the attending members, and the Chairman of the Committee shall have a casting vote in the event of a tie; the Committee shall require the attendance of the majority of its members to have a valid meeting. The Alternates of the members of the Board of Directors that form part of the Auditing Committee shall have the same character with respect to the integration of such committee.


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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
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31, 2003.
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         ARTICLE 34. The members and alternate members of the Board of
Directors, and the Statutory Auditor and Alternate Statutory Auditor shall receive the compensations for their services established by the General Shareholders Meeting.

         ARTICLE 35. The surveillance of the operations of the Company shall be entrusted to Statutory Auditors appointed by the General Shareholders Meeting, and Alternate Statutory Auditors may be appointed to cover the temporary or permanent absences of the Statutory Auditors.

         The shareholders holding 10% or more of any class of shares of capital stock shall be entitled to appoint one Statutory Auditor and its respective alternate, in which event the number of Statutory Auditors shall be increased with the one appointed by the minority shareholders.

         The Statutory Auditors and their Alternates shall remain in office until the General Shareholders Meeting appoints their substitutes and such persons take office; provided, however, that the appointment of the Statutory Auditors appointed by minority shareholders shall not be

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 48



revoked unless all the appointments of Statutory Auditors are revoked.

         The Statutory Auditors shall attend the meetings of the Board of Directors, the meetings of the Auditing Committee, and the meetings of such consulting intermediating bodies in which the Board of Directors delegated any authority. For such purposes, the persons making the call for such meetings shall also call the Statutory Auditors for their attendance.

         ARTICLE 36. The General Shareholders Meeting may establish the requirement for the Statutory Auditor to guarantee the duly performance of its duties.

         ARTICLE 37. The fiscal years shall last one calendar year, running from January 1st to December 31st of each year.

         ARTICLE 38. The net profits obtained annually shall be applied in the following order: 1.- 5% shall be reserved to form the Legal Reserve up to an amount not less that 20% (twenty percent) of the capital stock. If by any event such

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
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31, 2003.
Page 49



amount is reduced, the reserve shall be reconstituted in the way described above.- 2.- The amount determined by the Shareholders Meeting shall be segregated to for special reserves.- 3.- The remaining profits shall be distributed in equal parts to the shareholders in proportion to their holdings of shares, unless the law or the Shareholders Meeting determine in their issuance, a special class of stock. The payment of dividends shall be further to the terms set forth in applicable laws

         ARTICLE 39. The founders of the company do not reserve any special participation or special benefits in the profits of the company.

         ARTICLE 40. If there were losses, such losses shall be shared by the shareholders in proportion to their ownership and up to the value of their respective shares in the proportion they represent in the capital stock paid-in and outstanding.

         ARTICLE 41. The company shall be dissolved upon the occurrence of in any of the cases contemplated in Sections

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
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31, 2003.
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II, III, IV and V of Article 229 (two hundred twenty nine) of The General
Law of Commercial Companies.

         ARTICLE 42. Once the company is dissolved, the Shareholders' Meeting by majority vote shall appoint three Liquidators. The Shareholders Meeting shall determine the term to conclude with the liquidation process and the compensation the liquidators shall receive.

         ARTICLE 43. The liquidators shall adopt their resolutions by majority of votes. The liquidations shall be performed in accordance to the following guidelines: I.- Conclusion of the pending affairs in the way the liquidators deem convenient.- II.- The liquidators shall collect the loans, shall pay the credits and shall transfer the assets of the Company that are necessary for such purposes.- III.- The liquid assets resulting from the final balance to be formed by the liquidators, and approved by the Shareholders Meeting, shall be distributed among the shareholders in kind or sold and distributing the proceeds in accordance to the resolutions of the Shareholders Meeting.- The distribution of the liquid assets shall be in proportion of the amount of


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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 51



capital stock paid in, and with respect to the preferential rights of the holders of special classes of stock.

         ARTICLE 44. During the liquidation process the shareholders meeting shall have the necessary authority to determine the rules that, in addition to the authority set fort in applicable law of the provisions of these by-laws, shall govern the performance of the liquidator or liquidators, including the authority to revoke the appointment of liquidators and to appoint new ones. The Meeting shall be called during the liquidation process by the liquidators or the Statutory Auditor, and the Statutory Auditor shall have the same duties and obligations that they normally perform during the term of the company, with respect to the board of directors.

         ARTICLE 45. In the event of cancellation of the registration of the shares issued by the Company in the Securities Section of the National Registry of Securities and Intermediaries, either by means of a request of the Company or by resolutions adopted by the National Securities Commission in accordance to law, the shareholders that hold

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OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from
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31, 2003.
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the control of the Company shall make a public offer to purchase, previously to the cancellation of the registration and at the higher price resulting from the average at the closing of the operations made during the last thirty (30) days in which such shares were traded and prior to the offer, or the book value of such shares further to the last quarterly report presented to the National Securities Commission and the Mexican Stock Exchange before the offer. The majority shareholders of the Company shall not be obligated to carry on the public offer in the consent of all the shareholders was obtained to proceed with the deregistration of the shares.

         SOLE TRANSITORY PROVISION. The individuals or entities that as of April 25 (twenty-five), 2002 (two thousand and two), which is the date in which the General Extraordinary Shareholders Meeting that approved the amendment of several provisions of the By-laws of Cemex, S.A. de C.V., which fall within the provisions set forth in the amendments to Articles 7 or 10, shall have a term of 6 (six) months beginning from the date of such shareholders meeting, to comply with the approvals, notices and other formalities

OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 53




referred to in such amended articles 7 and 10. Such persons shall not exercise any rights derived from such shares, until they strictly comply with such formalities.

OFFICIAL TRANSLATION, David A. Gonzalez Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 644/2003 dated as of January 31, 2003.
Page 54



                                 CERTIFICATION

The undersigned, DAVID A. GONZALEZ VESSI, Official Translator for documents to be translated from English to Spanish, and from Spanish to English, authorized by the Superior Court of the State of Nuevo Leon, further to Approval number 644/2003 issued as of January 31, 2003, HEREBY CERTIFIES THAT:

The preceding document is a true and accurate translation from the SPANISH language to the ENGLISH language of the Corporate By-laws of CEMEX, S.A. DE C.V.. This certification is issued for any and all legal purposes.

                                    Monterrey, N.L., as of March 20, 2003


                                        DAVID A GONZALEZ VESSI